EXHIBIT 23.1


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                      Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-_____________) pertaining to the 1988 Stock Option Plan of Loehmann's, Inc. and to the incorporation by reference therein of our report dated April 8, 1996, with respect to the consolidated financial statements for the year ended February 3, 1996 of Loehmann's, Inc. included in its Registration Statement (Form S-1 No. 33-97100) which was filed with the Securities and Exchange Commission and declared effective on May 7, 1996.




New York, New York
June 11, 1996


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